SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                       April 2, 2001

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000







Item 5.  Other Events

Registrant today said that the filing of its year 2000 10-K report would be
delayed.   This delay relates to an internal review begun last week by
Registrant's Audit Committee, in cooperation with Registrant's auditors, KPMG. This will permit a fuller audit review than previously contemplated and a sign-off on the Registrant's 2000 financial statements.

Registrant and its Audit Committee stated that they believe that Registrant's accounting policies and procedures are appropriate and consistent with generally accepted accounting principles. However, in light of the previously disclosed investigation by the Securities and Exchange Commission, the Audit Committee and the auditors believe that a fuller review is appropriate.

KPMG has advised Registrant that it believes that such fuller review is needed for it to satisfy its auditing responsibilities, and that it will work with the Audit Committee and the Committee's counsel to complete the review as quickly as possible.

 --------------------------------------------------------------

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Date: April 2, 2001